As filed with the Securities and Exchange Commission on June 6, 2007

Registration No. 333-143171

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TREX COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1910453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

160 Exeter Drive

Winchester, Virginia 22603-8605

(540) 542-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony J. Cavanna

Chairman and Chief Executive Officer

Trex Company, Inc.

160 Exeter Drive

Winchester, Virginia 22603-8605

(540) 542-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Richard J. Parrino, Esq.

Hogan & Hartson LLP

8300 Greensboro Drive

McLean, Virginia 22102

(703) 610-6100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$100,000,000

TREX COMPANY, INC.

Debt Securities, Common Stock, Preferred Stock,

Depositary Shares, Warrants and Rights

We may offer, from time to time, one or more series or classes of:

•	Debt Securities

•	Common Stock

•	Preferred Stock

•	Depositary Shares

•	Warrants

•	Rights

This prospectus relates to the offer and sale from time to time by Trex Company, Inc. of debt securities, Common Stock, Preferred Stock, either separately or represented by depositary shares, warrants to purchase debt securities, Preferred Stock, depositary shares or Common Stock, and rights to purchase shares of Common Stock. We refer to our debt securities, Common Stock, Preferred Stock, depository shares, warrants and rights collectively as the “securities.”

This prospectus describes some of the general terms that may apply to the securities. Each time that securities are offered and sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement also may add or update information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

The securities may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.”

Our Common Stock is listed on the New York Stock Exchange under the symbol “TWP.”

Investing in our securities involves risks. See the section entitled “ Risk Factors,” beginning on page 13 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated herein by reference, for risks relating to an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 6, 2007.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, Trex Company, Inc., which we generally refer to as “we,” “us” or the “Company” in this prospectus, may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with any additional information you may need to make your investment decision.

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SUMMARY

We are the country’s largest manufacturer of wood/plastic composite decking and railing products, which are marketed under the brand name Trex®. Our products provide the attractive appearance and the workability of wood without many of wood’s on-going maintenance requirements and functional disadvantages. We use a proprietary manufacturing process supported by patented technology that combines waste wood fibers and reclaimed polyethylene. Our products are used primarily for residential and commercial decking and railing. In 2007, we introduced a wood/plastic composite fencing product. We promote Trex products among consumers, home builders and contractors as a premium alternative to wood products. Our net sales increased to $337 million in 2006 from $117 million in 2001.

Our business strategy is to convert the demand for wood decking, railing and fencing products into a demand for Trex products. Industry studies indicate that we have the leading market share of the wood/plastic composite segment of the decking and railing market. We estimate that wood/plastic composites and plastic accounted for approximately 19% of 2005 decking and railing sales, as measured by wholesale market value. We emphasize the development and promotion of Trex as the premium outdoor-living brand and focus our sales efforts on the professionally-installed and “do-it-yourself” market segments.

At March 31, 2007, we sold our products through 19 wholesale companies operating from approximately 90 distribution locations, which in turn sold our products to approximately 3,545 retail dealers across the United States and Canada. We began selling our products through Home Depot stores in June 2004 and in Lowe’s stores in the first quarter of 2007. At March 31, 2007, certain Trex products were stocked at approximately 1,100 Home Depot stores and at over 1,100 Lowe’s stores, and substantially all of our products were available by special order through our existing distribution channels in all Home Depot and Lowe’s stores.

Trex Company, Inc. was incorporated in Delaware in September 1998 for the purpose of acquiring 100% of the membership interests and operating the business of our predecessor, TREX Company, LLC. In April 1999, in connection with the initial public offering of our common stock, we completed a reorganization in which TREX Company, LLC became our wholly-owned subsidiary. Effective on December 31, 2002, TREX Company, LLC merged into Trex Company, Inc. We maintain our principal executive offices at 160 Exeter Drive, Winchester, Virginia 22603-8605, and our telephone number at that address is (540) 542-6300.

RISK FACTORS

Before deciding to invest in our securities, you should consider carefully the discussion of risks and uncertainties affecting us and our securities incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the other information contained or incorporated by reference in this prospectus, and the information contained in any applicable prospectus supplement. As a result of these risks and uncertainties, our business, financial condition and results of operations could be materially and adversely affected, and the value of our securities could decline. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and our actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences include the risks identified in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in other reports we file with the SEC or in other documents that we publicly disseminate from time to time. We undertake no obligation to update or revise publicly these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the indebtedness to be repaid.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated.

Year Ended December 31,					Three Months Ended March 31,
2002	2003	2004	2005(1)	2006	2007
3.56	5.68	7.14	—	1.18	2.96

(1)	There were insufficient earnings available to cover fixed charges for 2005. As a result, the ratio of earnings to fixed charges was less than 1.0 for this period. The deficiency of earnings to fixed charges for 2005 was $2.0 million.

We compute our ratio of earnings to fixed charges by dividing pre-tax income (loss) from continuing operations, before adjustment for income or loss from equity investees, plus fixed charges and less capitalized interest, by fixed charges. Fixed charges consist of interest expense, including interest expense from amortized premiums, discounts and capitalized expenses related to indebtedness, and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases, which we estimate to be one-third of such payments.

DESCRIPTION OF SECURITIES WE MAY OFFER

Debt Securities

The following description sets forth certain general provisions of the debt securities that may be offered by means of this prospectus. The particular terms of the debt securities being offered and the extent to which the general provisions described below apply will be described in a prospectus supplement relating to the debt securities.

Any senior debt securities offered by means of this prospectus will be issued under a senior debt securities indenture, as amended or supplemented from time to time, which we refer to as the “Senior Debt Securities Indenture,” between the Company and The Bank of New York, as trustee, or such other trustee as may be appointed by the Company. Any subordinated debt securities offered by means of this prospectus will be issued under a separate subordinated debt securities indenture, as amended or supplemented from time to time, which we refer to as the “Subordinated Debt Securities Indenture,” between the Company and The Bank of New York, as trustee, or such other trustee as may be appointed by the Company. The Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture are referred to in this prospectus individually as the “Indenture” and collectively as the “Indentures.” A form of the Senior Debt Securities Indenture and a form of the Subordinated Debt Securities Indenture have been filed as exhibits to the Registration Statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee or as described below under “Where to Find Additional Information.”

The Indentures are and will be subject to and governed by the Trust Indenture Act of 1939, as amended. The description of the Indentures set forth below assumes that the Company has entered into both of the Indentures. The Company will execute and deliver one or both of the Indentures when and if it issues debt securities. The statements made in this prospectus relating to the Indentures and the debt securities to be issued under the Indentures are summaries of some provisions of the Indentures and such debt securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such debt securities. Unless otherwise specified, capitalized terms used but not defined in this prospectus have the meanings set forth in the Indentures.

General

The debt securities offered by means of this prospectus will be direct, unsecured obligations of the Company. Senior debt securities will rank equally in right of payment with other senior and unsubordinated debt of the Company that may be outstanding from time to time, and will rank senior in right of payment to all subordinated debt securities of the Company that may be outstanding from time to time. Subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt of the Company, as described under “—Subordination” below.

Each Indenture provides that debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by one or more resolutions of the Board of Directors of the Company or as established in one or more indentures supplemental to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

Each Indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities. Any trustee under either Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee will be appointed by the Company, by or pursuant to a resolution adopted by the Board of Directors, to act with respect to such series. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other trustee thereunder, and, except as otherwise indicated herein or therein, any action described to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture.

The supplement to this prospectus relating to the series of debt securities being offered will contain information on the specific terms of such debt securities, including:

(1)	the title of such series of debt securities;

(2)	the classification of such debt securities as senior debt securities or subordinated debt securities;

(3)	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(4)	the percentage of the principal amount of such debt securities that will be issued and, if other than the entire principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount thereof that is convertible in accordance with the provisions of the applicable Indenture, or the method by which such portion shall be determined;

(5)	the terms and conditions, if any, upon which such debt securities may be convertible into or exchangeable for other securities of the Company and the terms and conditions upon which such conversion or exchange will be effected, including, without limitation, whether such debt securities are convertible into or exchangeable for Common Stock or other capital stock of the Company, the initial conversion price or rate (or manner of calculation thereof), the portion that is convertible or exchangeable or the method by which any such portion shall be determined, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders or the Company, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such debt securities;

(6)	the date or dates, or the method for determining such date or dates, on which the principal of such debt securities will be payable;

(7)	the rate or rates, or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

(8)	the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the date or dates on which any such interest will be payable, the regular record dates for the interest payment dates, or the method by which the regular record dates are to be determined, the person to whom such interest will be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(9)	the place or places other than or in addition to the Borough of Manhattan, New York City, where the principal of (and premium, if any) and interest and any additional amounts related to specified taxes imposed on the holders of such debt securities, or Additional Amounts, on such debt securities will be payable, where such debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company in respect of such debt securities and the applicable Indenture may be served;

(10)	the date or dates on which, or period or periods within which, the price or prices at which, the currency in which, and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the option of the Company, if the Company is to have such an option;

(11)	the obligation, if any, of the Company to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the date or dates on which, or period or periods within which, the price or prices at which, the currency or currencies in which, and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(12)	if other than U.S. dollars, the foreign currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(13)	whether the amount of payments of principal of (and premium, if any) or interest on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on one or more currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined;

(14)	whether such debt securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

(15)	any deletions from, modifications of or addition to the events of default or covenants of the Company with respect to such debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the applicable Indenture;

(16)	whether the principal of (and premium, if any) or interest or Additional Amounts, if any, on such debt securities are to be payable, at the election of the Company or a holder, in one or more currencies other than that in which such debt securities are payable in the absence of the making of such an election, the date or dates on which, or period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which such debt securities are payable in the absence of the making of such an election and the currency or currencies in which such debt securities are to be payable upon the making of such an election;

(17)	whether such debt securities will be issued in certificated or book-entry form and if in certificated form, the form and/or terms of the certificates or other documents and the other conditions to be satisfied;

(18)	whether such debt securities will be in registered or bearer form, or both, the terms, if any, on which securities in registered form and in bearer form may be exchanged for each other, and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and terms and conditions relating thereto;

(19)	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable Indenture, and any provisions in modification of, in addition to or in lieu of such provisions;

(20)	if such debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

(21)	whether and to what extent such debt securities will be guaranteed by a guarantor and the identity of such guarantor;

(22)	provisions, if any, granting special rights to the holders of such debt securities upon the occurrence of such events as may be specified;

(23)	whether and under what circumstances the Company will pay Additional Amounts as contemplated in the applicable Indenture on such debt securities to any holder thereof who is not a U.S. person and, if so, whether the Company will have the option to redeem such debt securities in lieu of making such payment and the terms of any such option;

(24)	the name of the applicable trustee and the address of its corporate trust office and, if other than the trustee, the name of each security registrar and paying agent;

(25)	the date as of which any debt securities in bearer form and any temporary global security shall be dated if other than the date of original issuance; and

(26)	any other terms of such debt securities not inconsistent with the provisions of the applicable Indenture.

Debt securities offered by means of this prospectus may be original issue discount securities, in that they provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. If they are original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to such securities will be described in the applicable prospectus supplement.

Neither Indenture contains any other provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control of the Company.

The rights of the Company and its creditors, including holders of debt securities offered by means of this prospectus, to participate in the assets of the Company’s subsidiaries upon the liquidation or recapitalization of such subsidiaries or otherwise will be subject to the prior claims of such subsidiaries’ respective secured and unsecured creditors (except to the extent that claims of the Company itself as a creditor may be recognized).

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series offered by means of this prospectus in registered form will be issuable in denominations of $1,000 and integral multiples thereof and in bearer form will be issuable in denominations of $5,000, except that securities issued in global form may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest and any Additional Amounts on any series of debt securities offered by means of this prospectus will be payable at the office or agency designated by the Company in accordance with the Indenture. Unless otherwise specified in the applicable prospectus supplement, payment of interest on any such series of debt securities to the holders thereof on any regular record date will be made (1) to each person entitled thereto having an aggregate principal amount of debt securities of $1,000,000 or less, by check mailed to the address of such person as it appears in the security register and (2) to each person entitled thereto having an aggregate principal amount of debt securities of more than $1,000,000, either by check mailed to such person or, upon application by any such person to the security registrar not later than the applicable record date, by wire transfer in immediately available funds to such person’s account within the United States. Such an application will remain in effect until such person notifies the security registrar in writing to the contrary. In the case of any securities issued in bearer form, payment of interest may be made, at the Company’s option, by transfer to an account maintained by the payee with a bank located outside the United States.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest and any Additional Amounts on any debt securities in global form registered in the name of or held by The Depository Trust Company, or DTC, or its nominee will be payable to DTC or its nominee as the registered holder thereof.

Unless otherwise specified in the applicable prospectus supplement, any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security offered by means of this prospectus, or “Defaulted Interest,” will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such debt security is registered at the close of business on a special record date, which we refer to as the “Special Record Date,” for the payment of such Defaulted Interest to be fixed by the applicable trustee, notice whereof shall be given to the holder of such debt security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series offered by means of this prospectus will be exchangeable for other debt securities in registered form of the same series and of a like aggregate principal amount and tenor of any authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable trustee or at an office or agency established by the Company in accordance with the Indenture. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series offered by means of this prospectus may be surrendered for registration of transfer thereof at the corporate trust office of the trustee or other office or agency referred to above. Every debt security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities (other than specified exchanges not involving a transfer), but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by the Company with respect to any series of debt securities, the

Company at any time may rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company at any time may designate additional transfer agents with respect to any series of debt securities offered by means of this prospectus.

The Company may change the paying agent or security registrar under either Indenture without prior notice to the holders of the series of debt securities outstanding thereunder, and also may act as the paying agent and security registrar for such series.

Neither the Company nor the trustee for any series of debt securities offered by means of this prospectus will be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption (or, in the case of bearer securities, the date of first publication of such notice);

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

•	exchange debt securities in bearer form selected for redemption except for an exchange for any debt security that is registered in the security register of that series and of like tenor; or

•

issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Certain Covenants

Existence.  Except as described under “—Consolidation, Merger and Sale of Assets” below, the Company and each guarantor, if any, of the debt securities is required to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except that neither the Company nor any such guarantor is obligated to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities issued under the Indenture.

Maintenance of Properties.  The Company will cause, and will cause each of its subsidiaries to cause, all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except that the Company and any subsidiary may discontinue the operation and maintenance of any such properties if it determines that the discontinuance thereof is no longer desirable in the conduct of its business and is not disadvantageous in any material respect to the holders of the debt securities issued under the Indenture.

Insurance.  The Company will, and will cause each of its subsidiaries to, keep all of its insurable properties adequately insured against loss or damage with insurers of recognized responsibility in commercially reasonable amounts and types.

Payment of Taxes and Other Claims.  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Company or any subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any subsidiary, unless such lien would not have a material adverse effort upon such property, except that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (a) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (b) for which the Company has set apart and maintains an adequate reserve.

Delivery of SEC and Other Reports to the Trustee.  The Company will ensure delivery to the trustee within 15 calendar days after it files annual and quarterly reports, information, documents and other reports with the SEC, copies of such reports and information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company at any time is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it will continue to provide the trustee with reports containing substantially the same information as the Company would have been required to file with the SEC if the Company had continued to have been subject to such reporting requirements. In such event, the Company will provide the trustee with such reports at the times at which the Company would have been required to provide the reports if it had continued to have been subject to such reporting requirements.

Additional Covenants.  Any additional material covenants of the Company contained in an Indenture for a series of debt securities offered by means of this prospectus, or any deletions from or modifications of the covenants described above, will be described in the prospectus supplement relating to such series.

Consolidation, Merger and Sale of Assets

Each Indenture provides that the Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, another person, unless (1) the resulting, surviving or transferee person (if not the Company) is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such entity (if not the Company) expressly assumes by supplemental indenture, executed and delivered to the trustee in form reasonably satisfactory to the trustee, all of the obligations of the Company under the applicable series of debt securities and such Indenture and (2) immediately after giving effect to such transaction, no default has occurred and is continuing under such Indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and shall be substituted for, and may exercise every right and power of, the Company under the applicable Indenture.

Events of Default, Notice and Waiver

Each Indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

(1)	default in any payment of interest on, or any Additional Amounts payable in respect of, any debt security of such series when due and payable, which default continues for a period of 30 days;

(2)	default in the payment of the principal amount of (or premium, if any, on) any debt security of such series when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise;

(3)	failure by the Company to comply with its obligations under “—Consolidation, Merger and Sale of Assets”;

(4)	failure by the Company for 90 days after written notice from the trustee or the holders of at least 25% in principal amount of such series of debt securities then outstanding has been received by the Company to comply with any of its other agreements contained in the applicable Indenture;

(5)	default under any agreement or other instrument under which the Company or any majority-owned subsidiary then has outstanding indebtedness for money borrowed in excess of $25,000,000 in the aggregate for the Company and/or any majority-owned subsidiary, whether such indebtedness now exists or shall hereafter be created (but excluding intercompany indebtedness), and either (a) such default results from the failure to pay any such indebtedness at its stated final maturity or (b) such default has caused the holder of such indebtedness to declare such indebtedness to be due and payable prior to its stated final maturity, unless within 30 days after receipt by the Company of written notice of default given to the Company by the trustee or the holders of at least 25% in principal amount of such series of debt securities then outstanding, the defaulted payment referred to in clause (a) above shall have been made, waived or extended or the default referred to in clause (a) shall have been cured, or the acceleration of indebtedness referred to in clause (b) above shall have been rescinded, stayed or annulled or such indebtedness shall have been repaid in full;

(6)	certain events of bankruptcy, insolvency, or reorganization relating to the Company or any Significant Subsidiary of the Company or any guarantor of any debt security of such series;

(7)	if any debt security of such series shall be convertible into Common Stock or other capital stock of the Company, a default in such conversion, which default continues for a period of 15 days;

(8)	a guarantee, if any, of any debt security of such series ceases to be, or is asserted in writing by the Company or any guarantor not to be, in full force or effect or enforceable in accordance with its terms; and

(9)	a final judgment for the payment of money in the amount of $10,000,000 or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not paid, discharged, rescinded, stayed or annulled within 60 days after (a) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (b) the date on which all rights to appeal thereof have been extinguished.

The term “Significant Subsidiary” means each significant subsidiary of the Company as defined in Regulation S-X promulgated under the Securities Act.

The prospectus supplement relating to a particular series of debt securities may contain information relating to deletions from, modifications of or additions to this list of events of default.

If an Event of Default under either Indenture with respect to debt securities of any series offered by means of this prospectus at the time outstanding, other than an Event of Default specified in clause (6) above, occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the outstanding debt securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable trustee if given by the holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. If an Event of Default specified in clause (6) above occurs, all unpaid principal of and accrued interest on the outstanding debt securities of that series (or such lesser amount as may be provided for in the debt securities of such series) shall ipso facto become and be immediately due and payable without any declaration or other act on the party of the trustee or any holder of any debt security of that series. At any time after such a declaration of acceleration with respect to debt securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences if (1) the Company shall have paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest, and any Additional Amounts, on the debt securities of such series, plus certain fees, expenses, disbursements and advances of the trustee and (2) all Events of Default, other than the non-payment of principal (or premium, if any) or interest on debt securities of such series, have been cured or waived as provided in the applicable Indenture. Each Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default (a) in the payment of the principal of (or premium, if any) or interest or any Additional Amounts on any debt security of such series, (b) in the conversion or exchange of the debt securities in accordance with their terms or (c) in respect of a covenant or provision contained in the applicable Indenture that may not be modified or amended without the consent of the holders of all outstanding debt securities affected thereby.

Each trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable Indenture, except that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest or any Additional Amounts on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of the trustee consider in good faith such withholding to be in the interest of such holders.

Each Indenture provides that no holders of debt securities of any series offered by means of this prospectus may institute any proceedings, judicial or otherwise, with respect to the applicable Indenture or for any remedy thereunder, except in the case of failure of the trustee thereunder, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series (and no direction inconsistent with such written request has been given to the trustee by holders of a majority in principal amount of the outstanding debt securities of that series), as well as an offer of indemnity reasonably satisfactory to it. This provision, however, will not prevent any holder of such debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on, and any Additional Amounts payable with respect to, such debt securities at the respective due dates thereof or for the enforcement of any conversion right in such debt securities.

Subject to provisions in each Indenture relating to its duties in case of default, each trustee is under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any holders of any series of debt securities offered by means of this prospectus then outstanding under such Indenture, unless such holders shall have offered to the applicable trustee reasonable security or indemnity satisfactory to the trustee. The holders of not less than a majority in principal amount of the applicable outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee, however, may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining in such direction.

Within 120 days after the close of each fiscal year, the Company and each guarantor, if any, of any series of debt securities offered by means of a prospectus supplement must deliver to each trustee a certificate, signed by one of several specified officers, as to such officer’s knowledge of its compliance with all conditions and covenants of the applicable Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof.

Modification of the Indentures

Subject to specified exceptions, each Indenture and any series of debt securities outstanding under such Indenture may be amended by a supplemental indenture with the consent of the holders of at least a majority in principal amount of such outstanding series of debt securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of debt securities) and, subject to specified exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of at least a majority in principal amount of such outstanding series of debt securities. However, without the consent of each holder of an outstanding debt security of such series affected thereby, no amendment may, among other things:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the stated time for payment of interest on any debt security;

•	reduce the principal amount of, or extend the stated maturity of, any debt security;

•	make any change that adversely affects the conversion rights, if any, of any debt security;

•	make any debt security payable in money other than that stated in such debt security;

•

impair the right of any holder to receive payment of principal (and premium, if any) and interest on, or any Additional Amounts payable with respect to, such holder’s debt security on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder’s debt security; or

•

modify the foregoing amendment provisions or the provisions relating to waivers of past defaults, except to increase the percentage of the principal amount of the debt securities whose holders are required to consent to an amendment or waiver, or to provide that certain other provisions of the applicable Indenture may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of not less than a majority in principal amount of any series of debt securities outstanding under either Indenture have the right to waive compliance by the Company with certain covenants in the applicable Indenture with respect to that series of debt securities.

Modifications and amendments of each Indenture may be made by the Company and the applicable trustee without the consent of any holder of debt securities issued thereunder to:

•	cure any ambiguity, omission, defect or inconsistency contained in the Indenture;

•	provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture;

•

provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code);

•	add guarantees with respect to the debt securities;

•	secure the debt securities;

•	add to the covenants of the Company for the benefit of the holders of the debt securities, or to surrender any right or power conferred upon the Company;

•	comply with any requirement of the SEC to effect the qualification of the Indenture under the Trust Indenture Act; or

•	make any change that does not materially and adversely affect the rights of the holders of the debt securities;

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Each Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities, (1) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be (or shall have been declared to be) due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (2) the principal amount of a debt security denominated in a foreign currency or currencies that will be deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in clause (1) above), (3) the principal amount of an indexed security that will be deemed outstanding will be the principal face amount of such indexed security on the issue date, unless otherwise provided with respect to such indexed security pursuant to the applicable Indenture, and (4) debt securities owned by the Company or any other obligor upon the debt securities or any affiliate of the Company or of such other obligor will be disregarded.

Each Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called by the trustee, by the Company, pursuant to a resolution adopted by its Board of Directors, or by the holders of not less than 10% in principal amount of the outstanding debt securities of such series, in any such case upon satisfaction of any conditions and upon notice given as provided in the applicable Indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the applicable Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. Notwithstanding the foregoing, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, except that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series, (1) there shall be no minimum quorum requirement for such meeting and (2) the holders of the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable Indenture.

Discharge, Defeasance and Covenant Defeasance

The Company may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable at their stated maturity within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of the principal (and premium, if any) and interest and Additional Amounts payable to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or date of redemption, as the case may be.

Each Indenture provides that, if the provisions of the relevant Article of such Indenture are made applicable to the debt securities of (or within) any series pursuant to such Indenture, the Company may elect either (1) to effect a “defeasance,” in which case it will be discharged from any and all obligations with respect to such debt securities (except for the obligation to pay Additional Amounts, if any, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), or (2) to effect a “covenant defeasance,” in which case it will be released from its obligations with respect to the covenants described under “—Certain Covenants” or, if provided pursuant to such Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities. Such defeasance or covenant defeasance shall be effected upon the irrevocable deposit by the Company with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at their stated maturity, or Government Obligations (as described below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may be established only if, among other things, the Company has delivered to the applicable trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

Each Indenture defines “Government Obligations” to mean securities which are (1) direct obligations of the United States of America or any government or governments which issued the foreign currency or currencies in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or any such other government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof. Government Obligations will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, except that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable supplemental indenture relating to any series of debt securities, if after the Company has deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as described below) occurs in respect of the currency in which such deposit has been made, the indebtedness represented by such debt security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such debt security as they become due out of the proceeds yielded by converting the amount or other property so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate. Each Indenture defines “Conversion Event” to mean the cessation of use of (a) a foreign currency other than the Euro both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the Euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (c) any currency for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars. If the Company effects a covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of an Event of Default, the amount in such currency in which such debt securities are payable, and Government Obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. The Company, however, would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Subordination

Under the Subordinated Debt Securities Indenture, the payment of the principal of and any interest amount on, the subordinated debt securities will be subordinated to the prior payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all existing and future senior indebtedness of the Company. The subordinated debt securities of any series will rank pari passu in right of payment with all other subordinated indebtedness of the Company of the same ranking and senior in right of payment to indebtedness of the Company subordinated in right of payment to such series.

If the Company dissolves, winds up, liquidates or reorganizes, or if it is the subject of any bankruptcy, insolvency, receivership or similar proceedings, the Company will pay the holders of senior indebtedness in full in cash or other payment satisfactory to the holders of senior indebtedness before it pays the holders of the subordinated debt securities. If payment of the subordinated debt securities is accelerated because of an Event of Default under the Subordinated Debt Securities Indenture, the Company must pay the holders of senior indebtedness in full all amounts due and owing thereunder before it pays the holders of the subordinated debt securities. The Subordinated Debt Securities Indenture requires the Company promptly to notify holders of senior indebtedness if payment of any subordinated debt securities is accelerated because of an Event of Default under such Indenture.

The Company may not make any payment on the subordinated debt securities or purchase or otherwise acquire the subordinated debt securities if:

•	a default in the payment of any “designated senior indebtedness” (as defined below) occurs and is continuing beyond any applicable period of grace; or

•

any other default of designated senior indebtedness occurs and is continuing that permits holders of the designated senior indebtedness to accelerate its maturity and the trustee receives a payment blockage notice from the persons permitted to give such notice under the Subordinated Debt Securities Indenture.

The Company is required to resume payments on the subordinated debt securities:

•	in case of a payment default of designated senior indebtedness, on the date on which such default is cured or waived or ceases to exist; and

•

in case of a nonpayment default of designated senior indebtedness, on the earlier of the date on which such nonpayment default is cured or waived or ceases to exist or 179 days after the date on which the payment blockage notice is received.

No new period of payment blockage may be commenced for a default unless:

•	365 days have elapsed since the Company’s receipt of the prior payment blockage notice; and

•	all scheduled payments on the subordinated debt securities that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for a subsequent payment blockage notice.

If either the trustee or any holder of subordinated debt securities receives any payment or distribution of the Company’s assets in contravention of these subordination provisions before all senior indebtedness is paid in full, such payment or distribution will be held by the recipient in trust for the benefit of holders of senior indebtedness to the extent necessary to make payment in full of all senior indebtedness remaining unpaid.

There are no restrictions in the Subordinated Debt Securities Indenture upon the creation of additional senior indebtedness or other indebtedness.

The Subordinated Debt Securities Indenture defines “designated senior indebtedness” with respect to any series of debt securities as specified indebtedness of the Company as of the date of execution of such Indenture with respect to such series and any other senior indebtedness in which the instrument creating or evidencing the indebtedness, or any related agreements or documents to which the Company is a party, expressly provides that such indebtedness is “designated senior indebtedness” for purposes of the Subordinated Debt Securities Indenture (provided that the instrument, agreement or other document may place limitations and conditions on the right of the senior indebtedness to exercise the rights of designated senior indebtedness).

“Indebtedness” is defined under the Subordinated Debt Securities Indenture as the following:

•

all of the Company’s indebtedness, obligations and other liabilities, contingent or otherwise, (1) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (2) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

•	all of the Company’s reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers’ acceptances;

•

all of the Company’s obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the Company’s balance sheet;

•

all of the Company’s obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the Company’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

•

all of the Company’s obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

•

all of the Company’s direct or indirect guarantees or similar agreements by it in respect of, and all of the Company’s obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kinds described in the five clauses immediately above; and

•

any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in the six clauses immediately above.

The Subordinated Debt Securities Indenture defines “senior indebtedness” as the principal of, and premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, indebtedness of the Company, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Senior indebtedness does not include:

•

indebtedness that expressly provides that such indebtedness (1) shall not be senior in right of payment to the subordinated debt securities, (2) shall be equal or junior in right of payment to the subordinated debt securities, or (3) shall be junior in right of payment to any of the Company’s other indebtedness;

•

any indebtedness of the Company to any of its majority-owned subsidiaries, other than indebtedness to the Company’s majority-owned subsidiaries arising by reason of guarantees by the Company of indebtedness of such subsidiary to a person that is not the Company’s subsidiary; and

•	indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business.

The Subordinated Debt Securities Indenture provides that the Company may not incur, directly or indirectly, or otherwise become liable for any indebtedness which is subordinated or junior in right of payment to any senior indebtedness unless such indebtedness is senior subordinated indebtedness or is subordinated indebtedness. The Subordinated Debt Securities Indenture defines:

•

“senior subordinated indebtedness” as any series of subordinated debt securities and any other indebtedness of the Company that specifically provides that such indebtedness is to have the same rank in right of payment as such series and is not subordinated by its terms in right of payment to any indebtedness or other obligations of the Company that is not senior indebtedness; and

•	“subordinated indebtedness” as any indebtedness of the Company that specifically provides that such indebtedness is subordinated in right of payment to any series of subordinated debt securities.

Common Stock

General

We are authorized to issue 40,000,000 shares of Common Stock, par value $0.01 per share, of which approximately 15,091,000 shares were issued and outstanding as of May 1, 2007.

Holders of Common Stock are entitled:

•	to cast one vote for each share held of record on all matters submitted to a vote of the stockholders;

•	to receive, on a pro rata basis, dividends and distributions, if any, that the Board of Directors may declare out of legally available funds; and

•

upon our liquidation, dissolution or winding up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of Preferred Stock.

The holders of our Common Stock are entitled to receive dividends as they may be lawfully declared from time to time by the Board of Directors, subject to any preferential rights of holders of any outstanding shares of Preferred Stock. Any dividends declared on the Common Stock will not be cumulative.

The holders of our Common Stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The Common Stock is not subject to future calls or assessments by us.

Anti-Takeover Effect of Our Charter and Bylaw Provisions and Delaware Corporate Law

Our certificate of incorporation and bylaws and the Delaware corporate law contain provisions that could make it more difficult to complete an acquisition of us by means of a tender offer, a proxy contest or otherwise.

Classified Board of Directors. Our certificate of incorporation provides that the Board of Directors will be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of the Board of Directors will be elected each year. The classification of the Board of Directors will make it more difficult for an acquiror or for other stockholders to change the composition of the Board of Directors. In addition, our certificate of incorporation provides that, subject to any rights of holders of preferred stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors will be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum.

Limitation on Number of Authorized Directors. Our certificate of incorporation provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, there will be no fewer than four and no more than 20 directors, with the then-authorized number of directors to be fixed from time to time by the Board of Directors.

Right to Call Special Stockholder Meetings. Under our bylaws, a special meeting of stockholders may be called only by our Chairman of the Board or by our Board of Directors pursuant to a resolution adopted by a majority of our authorized number of directors. Accordingly, our stockholders have no right to call a special meeting.

No Stockholder Action by Written Consent. Our certificate of incorporation provides that, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless the action to be taken by written consent of stockholders and the taking of this action by written consent have been expressly approved in advance by the Board of Directors. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Stockholder Advance Notice Procedure. Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors at an annual or special meeting, or to bring other business before an annual meeting of our stockholders. The bylaws provide that any stockholder wishing to nominate persons for election as directors at an annual or special meeting or bring other business before an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. The notice generally must be delivered (1), in the case of a proposal to be submitted at an annual meeting, no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year’s annual meeting, and (2) in the case of a director nomination to be submitted at a special meeting, no earlier than 120 days before the special meeting date and no later than the later of the 90th day before the special meeting date or the 10th day after the date on which we first publicly announce the special meeting date and the director nominees proposed by the Board of Directors to be elected at such meeting. The notice must include the information specified in our bylaws.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law, which, with specified exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder unless:

•	before that time, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or after that time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation of the corporation with the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by that entity or person.

The application of Section 203 may make it difficult and expensive for a third party to pursue a takeover attempt we do not approve even if a change in control would be beneficial to the interests of our stockholders.

Limitation of Liability and Indemnification

Our certificate of incorporation limits the personal liability of our members of the Board of Directors for breaches by them of their fiduciary duties. Our bylaws also require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for any of the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; and

•	any transaction from which the director derived an improper personal benefit.

Such a limitation of liability may not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. Delaware law permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of such individual’s actions in such capacity, regardless of whether indemnification would be permitted under Delaware law. We currently maintain liability insurance for our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Mellon Investor Services LLC.

New York Stock Exchange Listing

Our Common Stock is listed on the New York Stock Exchange under the symbol “TWP.”

Preferred Stock

General

We are authorized to issue 3,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date of this prospectus, we have not issued any shares of Preferred Stock. Subject to limitations prescribed by Delaware law and the Company’s certificate of incorporation and bylaws, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or a duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The prospectus supplement relating to the series of Preferred Stock offered thereby will describe the specific terms of such securities, including:

(1)	the distinctive serial designation of such series of Preferred Stock which shall distinguish it from other series of Preferred Stock;

(2)	the number of shares of such Preferred Stock offered in such series;

(3)	the dividend rate (or method of determining such rate) payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable;

(4)	whether dividends on the shares of such series shall be cumulative and, if so, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(5)	the amount or amounts, if any, which shall be payable out of the assets of the corporation to the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payments of the shares of such series;

(6)	the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Company or at the option of the holder of holders thereof or upon the happening of a specified event or events;

(7)	the obligations, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(8)	whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Company or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of capital stock of the Company or other securities or property of the Company or any other entity, and the price or prices (in cash, securities or other property or a combination thereof) or rate or rates of exchange or conversion and any adjustments applicable thereto;

(9)	whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights, which may provide, among other things and subject to other provisions of the Company’s certificate of incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be composed solely of such series or of such series and one or more other series or classes of capital stock of the Company) and that all shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series of separate class are voted on such matter; and

(10)	any other related rights, preferences and limitations of the shares of the series not inconsistent with the foregoing or with applicable law.

The statements above describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company’s certificate of incorporation (including the applicable certificate of designations) and bylaws and the General Corporation Law of the State of Delaware.

Transfer Agent

The registrar and transfer agent for a particular series of Preferred Stock will be set forth in the applicable prospectus supplement.

Depositary Shares

General

The Company may issue receipts for depositary shares, each of which depositary receipts will represent a fractional interest of a share of a particular series of Preferred Stock, as specified in the applicable prospectus supplement. Shares of Preferred Stock of each series represented by depositary shares will be deposited under a separate Deposit Agreement among the Company, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the Deposit Agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the Preferred Stock represented by such depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to the preferred stock depositary, the Company will cause the preferred stock depositary to issue, on behalf of the Company, the depositary receipts. Copies of the applicable form of Deposit Agreement and depositary receipt may be obtained from the Company upon request, and the statements made hereunder relating to the Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related depositary receipts.

Dividends and Other Distributions

The Preferred Stock depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock depositary.

In the event of a distribution other than in cash, the Preferred Stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock depositary, unless the Preferred Stock depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any Preferred Stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the Preferred Stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of the Preferred Stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the proportion of Preferred Stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of Preferred Stock to be withdrawn, the Preferred Stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever the Company redeems shares of Preferred Stock held by the Preferred Stock depositary, the Preferred Stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the Preferred Stock so redeemed, provided the Company shall have paid in full to the Preferred Stock depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the Preferred Stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by the Company.

From and after the date fixed for redemption, all dividends in respect of the shares of Preferred Stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the Preferred Stock depositary.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Preferred Stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such Preferred Stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder’s depositary shares. The Preferred Stock depositary will vote the amount of Preferred Stock represented by such depositary shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock depositary in order to enable the Preferred Stock depositary to do so. The Preferred Stock depositary will abstain from voting the amount of Preferred Stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The Preferred Stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Preferred Stock depositary.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

The depositary shares, as such, are not convertible into Common Stock or any other securities or property of the Company. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the Preferred Stock depositary with written instructions to the Preferred Stock depositary to instruct the Company to cause conversion of the Preferred Stock represented by the depositary shares evidenced by such depositary receipts into whole shares of Common Stock, other shares of Preferred Stock of the Company or other shares of capital stock, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day before the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the Preferred Stock and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the existing holders of at least 66 2/3% of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Depositary Agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related Preferred Stock and all moneys and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

The Deposit Agreement may be terminated by the Company upon not less than 30 days’ prior written notice to the Preferred Stock depositary if the holders of a majority of each series of Preferred Stock affected by such termination consents to such termination, whereupon the Preferred Stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the Preferred Stock depositary with respect to such depositary receipts. In addition, the Deposit Agreement will automatically terminate if (1) all outstanding depositary shares shall have been redeemed, (2) there shall have been a final distribution in respect of the related Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such Preferred Stock or (3) each share of the related Preferred Stock shall have been converted into securities of the Company not so represented by depositary shares.

Charges of Preferred Stock Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Company will pay the fees and expenses of the Preferred Stock depositary in connection with the performance of its duties under the Deposit Agreement. Holders of depositary receipts, however, will pay the fees and expenses of the Preferred Stock depositary for any duties requested by such holders to be performed that are outside of those duties expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

The Preferred Stock depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock depositary. A successor Preferred Stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $10,000,000.

Miscellaneous

The Preferred Stock depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the Preferred Stock depositary with respect to the related Preferred Stock.

Neither the Preferred Stock depositary nor the Company will be liable if, by law or any circumstances beyond its control, it is prevented from or delayed in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Stock represented by the depositary shares), gross negligence or willful misconduct, and the Company and the Preferred Stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of Preferred Stock represented thereby unless satisfactory indemnity is furnished. The Company and the Preferred Stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

If the Preferred Stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and the Company, on the other hand, the Preferred Stock depositary shall be entitled to act on such claims, requests or instructions received from the Company.

Warrants

The Company may offer by means of this prospectus warrants for the purchase of its debt securities, Preferred Stock, depositary shares or Common Stock. The Company may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a warrant agent specified therein. The warrant agent will act solely as an agent of the Company in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Rights

The Company may issue rights to its stockholders for the purchase of shares of Common Stock. Each series of rights will be issued under a separate rights agreement to be entered into between the Company and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of the Company in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number shares of Common Stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, which means that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the Company anticipates that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by the Company if the securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that some purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable Indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or other instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of the Company, its officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depositary for a series of securities at any time is unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, the Company, at any time and in its sole discretion, but subject to any limitations described in the applicable prospectus supplement relating to such securities, may determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

The Company may sell securities offered by means of this prospectus to one or more underwriters for public offering and sale by them or may sell such securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of such securities will be named in the prospectus supplement relating to the securities.

Underwriters may offer and sell securities offered by means of this prospectus at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as the Company’s agents to offer and sell securities by means of this prospectus upon the terms and conditions as are set forth in the prospectus supplement relating to such securities. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriting discounts and commissions on securities sold in the initial distribution of any offering of securities offered by means of this prospectus will not exceed 8% of the proceeds of such offering. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If so indicated in a prospectus supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities of the series to which such prospectus supplement relates providing for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular offered securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions, except that (1) the purchase by an institution of the particular securities offered shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (2) if the particular securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such securities or number of warrants less the principal amount or number thereof, as the case may be, covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

The Company may agree to sell securities to an underwriter for a delayed public offering and may further agree to adjustments before the public offering to the underwriters’ purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering.

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and other documents with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy any document we file at the SEC public reference room located at the following location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may call the SEC at 1-800-SEC-0330 for further information concerning the public reference room. Our SEC filings are also available at the Internet web site maintained by the SEC at http://www.sec.gov. In addition, we maintain an Internet web site that contains information about us at www.trex.com. The information contained on our web site does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of the securities covered by this prospectus is completed, except that we do not incorporate by reference any additional documents or information furnished and not filed with the SEC:

•

our Annual Report on Form 10-K for our fiscal year ended December 31, 2006, as amended on Form 10-K/A, including information specifically incorporated by reference into our Annual Report on Form 10-K from our proxy statement for our annual meeting of stockholders held on May 7, 2007;

•	our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2007;

•

our Current Reports on Form 8-K filed on January 3, 2007, January 18, 2007, January 26, 2007 (excluding the information furnished in Items 2.02 and 9.01 thereof, which is not deemed filed and which is not incorporated by reference herein), February 16, 2007, and February 27, 2007; and

•

the description of our common stock included in our registration statement on Form 8-A which we filed with the SEC on March 24, 1999, including any amendments or reports we file for the purpose of updating this description.

You may obtain copies of any of these filings upon written or oral request by contacting us at the address and phone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, if you contact our Corporate Secretary at 160 Exeter Drive, Winchester, Virginia 22603-8605, telephone number (540) 542-6300.

Readers should rely only on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus. Readers should not assume that the information in this prospectus and any applicable supplement is accurate as of any date other than the date on the front cover of the document.

EXPERTS

The consolidated financial statements of Trex Company, Inc. included in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2006, and the Company management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon (which conclude, among other things, that the Company did not maintain effective internal control over financial reporting as of December 31, 2006, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weaknesses described therein), included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus will be passed upon for us by Hogan & Hartson LLP, McLean, Virginia.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$3,070
Accounting Fees and Expenses	75,000
Legal Fees and Expenses	125,000
Printing Expenses	50,000
Trustee’s Fees and Expenses	50,000
Miscellaneous	6,930

Total	$310,000

Item 15.	Indemnification of Directors and Officers

Delaware General Corporation Law.  Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation.  The Registrant’s restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors. Nothing contained in such provision, however, will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Bylaws.  The Registrant’s amended and restated bylaws provide for the indemnification of the officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. The bylaws provide that each person who is made a party to, or is threatened to be made a party to, any civil or criminal action, suit or administrative or investigative proceeding by reason of the fact that such person is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law against all liability and loss suffered and all expenses reasonably incurred, including reasonable attorneys’ fees, by such person in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and had no reason to believe that such person’s conduct was illegal. Notwithstanding the foregoing, in the case of an action or suit by or in the right of the Registrant, no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

Insurance.  The Registrant maintains directors and officers liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

Item 16.	Exhibits

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in this Item 16.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia, on June 6, 2007.

TREX COMPANY, INC.

By:	/S/ ANTHONY J. CAVANNA
Anthony J. Cavanna
Chairman and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of June 6, 2007 by the following persons in the capacities indicated.

Signature	Title

/S/ ANTHONY J. CAVANNA Anthony J. Cavanna	Chairman and Chief Executive Officer (Principal Executive Officer); Director

/S/ ANDREW U. FERRARI Andrew U. Ferrari	President and Chief Operating Officer; Director

/S/ PAUL D. FLETCHER Paul D. Fletcher	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* William F. Andrews	Director

* Paul A. Brunner	Director

* Jay M. Gratz	Director

* Frank H. Merlotti, Jr.	Director

* William H. Martin, III	Director

* Patricia B. Robinson	Director

*By:	/S/ PAUL D. FLETCHER
Paul D. Fletcher Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

*1.1	Form of Common Stock Underwriting Agreement.

*1.2	Form of Preferred Stock Underwriting Agreement.

*1.3	Form of Depositary Shares Underwriting Agreement.

*1.4	Form of Debt Securities Underwriting Agreement.

*1.5	Form of Warrants Underwriting Agreement.

*1.6	Form of Rights Underwriting Agreement.

*4.1	Form of Deposit Agreement for Depositary Shares.

4.2	Form of Senior Debt Securities Indenture. Filed herewith.

4.3	Form of Subordinated Debt Securities Indenture. Filed herewith.

*4.4	Form of Equity Warrant Agreement.

*4.5	Form of Debt Warrant Agreement.

*4.6	Form of Rights Agreement.

4.7	Specimen certificate representing the common stock of Trex Company, Inc. Filed as Exhibit 4.1 to the Registration Statement on Form S-1 (333-63287) of Trex Company, Inc. and incorporated herein by reference.

5.1	Opinion of Hogan & Hartson LLP regarding the legality of the securities being registered. Filed herewith.

12.1	Computation of Ratio of Earnings to Fixed Charges. Previously filed.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm. Filed herewith.

23.2	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

24.1	Power of Attorney. Previously filed.

25.1	Statement of Eligibility of Trustee on Form T-1. Filed herewith.

*	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.